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                                                                    Exhibit 10.9

                                 AMENDMENT No. 5

                                     to the

                       AMETEK RETIREMENT AND SAVINGS PLAN



         WHEREAS, there was adopted and made effective as of October 1, 1984, the AMETEK Retirement and Savings Plan (the "Plan"); and

         WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1997; and

         WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

         WHEREAS, AMETEK now desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         FIRST: Section 1.15 shall be amended to read in its entirety as follows:

              "1.15. "Contribution Percentage" shall mean the ratio of the sum of Employer Matching Contributions, Employer Retirement Contributions and the Employer Retirement Incentive Contributions made on behalf of a Participant or a Retirement Participant for a Plan Year to the Participant's or the Retirement Participant's Compensation for such Plan Year."

         SECOND: A new Appendix V is hereby added to the Plan, to read in its entirety as follows:

                                   "APPENDIX V

                     SPECIAL PROVISIONS RELATING TO CERTAIN
                        EMPLOYEES OF ROTRON INCORPORATED
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         1. The provisions of this Appendix V shall apply to each employee of the Company who (i) was an employee of Rotron Incorporated ("Rotron") immediately prior to the acquisition by the Company of the shares of Rotron, and
(ii) continued in employment with Rotron immediately after such acquisition by the Company. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix V.

         2. Each Covered Employee who has attained age 21 shall be eligible to participate in the Plan, including as a Retirement Participant, effective January 26, 1998, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan.

         3. Any Covered Employee not referred to in Section 2 of this Appendix V shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

         4. For purposes of determining Years of Service each Covered Employee shall be deemed to have commenced employment on the first day of the most recent period of continuous service with Rotron.

         5. The annual Employer Contribution for each Covered Employee who is listed on Schedule I hereto (entitled "Rotron Retirement Analysis") shall be increased by the dollar amount shown under "Annual Contribution To Fund Shortfall" on Schedule I (the "Make-up Contribution"). The Make-up Contribution shall be contributed for each of the five Plan Years beginning January, 1998 (or such shorter period noted on Schedule I), provided, however that a Covered Employee shall be entitled to such Make-up Contribution for a Plan Year only if he is employed by Rotron or AMETEK as of December 31 of such year.

         6. The portion of each Make-up Contribution which, if contributed hereunder, would cause the limits of Section 5.5 of the Plan to be exceeded, shall not be contributed in accordance with Section 5 of this Appendix 5 but, instead, shall be credited to the Participant in accordance with the terms of the Rotron Incorporated Excess Benefit Plan (the "Excess Plan"). Such amounts (and earnings thereon) may be contributed to this Plan as an additional Make-up Contribution in subsequent years in accordance with the terms of the Excess Plan.

         7. Defined terms used in this Appendix V, shall have the same meaning as the identical defined terms as used in the AMETEK Retirement and Savings Plan."

            THIRD: The provisions of this Amendment No. 5 shall be effective as of January 26, 1998.
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         IN WITNESS WHEREOF, AMETEK has caused this Amendment No. 5 to be executed, in its corporate name, by its duly authorized officer on this 30th day of September, 1998.


                                            AMETEK, Inc.


                                            By: /s/ Donna F. Winquist
                                                ----------------------
                                                 Donna F. Winquist
                                                 Vice President, Corporate
                                                 Counsel and Corporate
                                                 Secretary

Attest:


 /s/ Kathryn E. Londra
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Kathryn E. Londra
Manager, Corporate Services and
Assistant Corporate Secretary